UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  February 28, 2011
(Date of earliest event reported)

KINGSTONE COMPANIES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-1665	36-2476480
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1154 Broadway, Hewlett, NY	11557
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (516) 374-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
____	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective February 28, 2011, Kingstone Insurance Company (“KICO”), a wholly-owned subsidiary of Kingstone Companies, Inc. (the “Company”), entered into an amendment to its employment agreement with John D. Reiersen, its President and Chief Executive Officer, pursuant to which the term of the employment agreement was extended from December 31, 2011 to December 31, 2014 and, effective January 1, 2012, Mr. Reiersen shall serve as Executive Vice President of KICO.  Pursuant to the amendment, in the capacity of Executive Vice President, Mr. Reiersen shall report to the President and CEO of KICO and shall provide advice and assistance to the President and CEO of KICO, as well as other officers and management personnel of KICO, with regard to the management and operation of KICO.  Pursuant to the amendment, effective January 1, 2012, it is anticipated that Mr. Reiersen will provide approximately 500 hours of services per year on behalf of KICO and his minimum annual salary will be $100,000.  Pursuant to the amendment, KICO has agreed that, in the event of the termination of Mr. Reiersen’s employment with KICO on or after January 1, 2012, he will be entitled to severance in an amount equal to the lesser of $50,000 or the remaining salary payable to him through the term of his agreement.

The foregoing description of the amendment to Mr. Reiersen’s employment agreement does not purport to be complete and is qualified in its entirety by reference to the full text of Amendment No. 3 to Employment Contract filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Report”) which is incorporated by reference herein.

On March 1, 2011, the Company issued a press release (the “Press Release”) announcing the amendment.  A copy of the Press Release is furnished as Exhibit 99.1 hereto.

The information in the Press Release is being furnished, not filed. Accordingly, the information in the Press Release will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this Report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amendment No. 3, dated as of February 28, 2011, to Employment Contract between Kingstone Insurance Company and John D. Reiersen

	99.1	Press Release, dated March 1, 2011, issued by Kingstone Companies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINGSTONE COMPANIES, INC.

Dated: March 1, 2011	By:	/s/ Barry B. Goldstein
Barry B. Goldstein
President